Exhibit 99.1

UWM Holdings Corporation Announces
Fourth Quarter & Full Year 2024 Results

Full Year 2024 Loan Origination Volume of $139.4 Billion and Gain Margin of 110 Basis Points
PONTIAC, MI, February 26, 2025 - UWM Holdings Corporation (NYSE: UWMC) (the "Company"), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), today announced its results for the fourth quarter and full year ended December 31, 2024. Total loan origination volume was $38.7 billion for the fourth quarter 2024 and $139.4 billion for the full year 2024. The Company reported 4Q24 net income of $40.6 million and full year 2024 net income of $329.4 million.
Mat Ishbia, Chairman and CEO of UWMC, said, "It's not by chance that UWM continues to perform at a high level - it's a result of relentless focus, innovation, and putting our mortgage broker partners first, every single day. Our dominance in the mortgage industry comes down to one simple truth: We never stop improving so we can be the best option for our partners and their borrowers. I am particularly proud of our team for delivering a record year of purchase production in 2024, which was the lowest year for existing home sales in the US since 1995. In addition we tripled our refinance volume in 2024 compared to 2023 despite the interest rate environment. We have also continued to invest in our people and technology such that we believe we can do double the volume without adding to our fixed costs. The broker channel is incredibly strong right now, as it continues to post a higher share of the industry. Together, our winning formula coupled with the momentum of the broker channel, will continue to be a championship combination in the future."

Fourth Quarter 2024 Highlights

•Originations of $38.7 billion in 4Q24, compared to $39.5 billion in 3Q24 and $24.4 billion in 4Q23
•Purchase originations of $21.9 billion in 4Q24, compared to $26.2 billion in 3Q24 and $20.7 billion in 4Q23
•Total gain margin of 105 bps in 4Q24 compared to 118 bps in 3Q24 and 92 bps in 4Q23
•Net income of $40.6 million in 4Q24 compared to net income of $31.9 million in 3Q24 and net loss of $461.0 million in 4Q23
•Adjusted EBITDA of $118.2 million in 4Q24 compared to $107.2 million in 3Q24 and $99.6 million in 4Q23
•Total equity of $2.1 billion at December 31, 2024, compared to $2.2 billion at September 30, 2024, and $2.5 billion at December 31, 2023
•Unpaid principal balance of MSRs of $242.4 billion with a WAC of 4.76% at December 31, 2024, compared to $212.2 billion with a WAC of 4.56% at September 30, 2024, and $299.5 billion with a WAC of 4.43% at December 31, 2023
•Ended 4Q24 with approximately $2.5 billion of available liquidity, including $507.3 million of cash and available borrowing capacity under our secured and unsecured lines of credit

Full Year 2024 Highlights

• Originations of $139.4 billion in 2024, compared to $108.3 billion in 2023
• Record purchase originations of $96.1 billion in 2024, compared to $93.9 billion in 2023
• Refinance originations of $43.4 billion in 2024, an increase of 201%, compared to $14.4 billion in 2023
• Net income of $329.4 million in 2024, as compared to a net loss of $69.8 million in 2023
• Gain margin of 110 bps in 2024, an increase of 19%, compared to 92 bps in 2023
Mat Ishbia, Chairman and CEO of UWMC, also said, "It's important for me to point out that while 2024 was certainly another challenging year for the industry, I am particularly proud of our team for delivering an almost 30% year-over-year increase in overall loan production and a nearly 20% increase in gain margin. I am excited to see what we can accomplish together in 2025."

Production and Income Statement Highlights (dollars in thousands, except per share amounts)

	Q4 2024	Q3 2024	Q4 2023	FY 2024	FY 2023
Loan origination volume(1)	$38,664,357	$39,509,521	$24,372,436	$139,433,406	$108,275,883
Total gain margin(1)(2)	1.05%	1.18%	0.92%	1.10%	0.92%
Net income (loss)	$40,613	$31,945	$(460,956)	$329,375	$(69,782)
Diluted earnings (loss) per share	0.02	(0.06)	(0.29)	0.13	(0.14)
Adjusted diluted earnings (loss) per share(3)	N/A	0.01	(0.23)	0.16	(0.04)
Adjusted net income (loss) (3)	33,040	23,334	(361,002)	257,303	(57,142)
Adjusted EBITDA(3)	118,159	107,180	99,566	459,975	478,270

(1) Key operational metric (see discussion below)
(2) Represents total loan production income divided by loan origination volume.
(3) Non-GAAP metric (see discussion and reconciliations below).
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q4 2024	Q3 2024	Q4 2023
Cash and cash equivalents	$507,339	$636,327	$497,468
Mortgage loans at fair value	9,516,537	10,141,683	5,449,884
Mortgage servicing rights	3,969,881	2,800,054	4,026,136
Total assets	15,671,116	15,119,798	11,871,854
Non-funding debt (1)	3,401,066	2,410,714	2,862,759
Total equity	2,053,848	2,180,527	2,474,671
Non-funding debt to equity (1)	1.66	1.11	1.16
(1) Non-GAAP metric (see discussion and reconciliations below).

Mortgage Servicing Rights (dollars in thousands)

	Q4 2024	Q3 2024	Q4 2023
Unpaid principal balance	$242,405,767	$212,218,975	$299,456,189
Weighted average interest rate	4.76%	4.56%	4.43%
Weighted average age (months)	24	25	21

Fourth Quarter Business and Product Highlights
TRAC Lite
•Introduced in select states to offer a low cost title option, potentially saving borrowers thousands of dollars per loan
ChatUWM Enhancements
•Significant enhancements help provide brokers with a faster, easier and more comprehensive loan experience. With these updates, ChatUWM has decreased the time it takes to calculate income from minutes to seconds, and provides brokers with personalized product recommendations for their borrowers in a matter of minutes
Conventional Cash-Out 90
•Created to help homeowners take full advantage of today's record-high home equity by allowing borrowers access to up to 89.99% loan-to-value (LTV) on their homes without incurring mortgage insurance
Net Promoter Score
•Achieved NPS of +82.5
Application to Clear to Close
•Delivered an average App to CTC of 17 business days

Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q4 2024	Q3 2024	Q4 2023	FY 2024	FY 2023
Conventional	$13,841,424	$15,874,674	$12,033,818	$56,899,265	$58,833,673
Government	6,069,761	7,786,158	6,805,530	29,257,856	29,640,141
Jumbo and other (1)	1,941,420	2,499,626	1,842,108	9,924,433	5,381,530
Total Purchase	$21,852,605	$26,160,458	$20,681,456	$96,081,554	$93,855,344

Refinance:	Q4 2024	Q3 2024	Q4 2023	FY 2024	FY 2023
Conventional	$8,898,500	$3,552,067	$1,386,645	$17,300,663	$7,082,401
Government	6,415,421	8,271,580	1,389,884	20,382,191	5,189,598
Jumbo and other (1)	1,497,831	1,525,416	914,451	5,668,998	2,148,540
Total Refinance	$16,811,752	$13,349,063	$3,690,980	$43,351,852	$14,420,539
Total Originations	$38,664,357	$39,509,521	$24,372,436	$139,433,406	$108,275,883

(1) Comprised of non-agency jumbo products, construction loans, and non-qualified mortgage products, including home equity lines of credit ("HELOCs") (which in many instances are second liens).
First Quarter 2025 Outlook
We anticipate first quarter production to be in the $28 to $35 billion range, with gain margin from 90 to 115 basis points.
Dividend
Subsequent to December 31, 2024, for the seventeenth consecutive quarter, the Company's Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on April 10, 2025, to stockholders of record at the close of business on March 20, 2025. Additionally, the Board approved a proportional distribution to SFS Corp., which is payable on or around April 10, 2025.
Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Wednesday, February 26, 2025, at 11:00 AM ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:
https://registrations.events/direct/Q4I329117
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and a transcript and supporting materials will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Loan origination volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Loan origination volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by loan origination volume for the applicable periods.
Non-GAAP Metrics
The Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income (loss),” which is our pre-tax income (loss) together with an adjusted income tax provision (benefit), which is calculated as the provision for income taxes plus the tax effects of net income attributable to non-controlling interest determined using a blended statutory effective tax rate. “Adjusted net income (loss)” is a non-GAAP metric. "Adjusted diluted EPS" is defined as "Adjusted net income (loss)" divided by the weighted average number of shares of Class A common stock outstanding for the applicable period, assuming the exchange and conversion of all outstanding Class D common stock for Class A common stock, and is calculated and presented for periods in which the assumed exchange and conversion of Class D common stock to Class A common stock is anti-dilutive to EPS.
We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, gains or losses on other interest rate derivatives, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the non-cash income/expense impact of the change in the Tax Receivable Agreement liability, and the change in fair value of retained investment securities. We exclude the non-cash income/expense impact of the change in the Tax Receivable Agreement liability, the change in fair value of the Public and Private Warrants, the change in fair value of retained investment securities, and the change in fair value of MSRs due to valuation inputs or assumptions as these represent non-cash, non-realized adjustments to our earnings, which is not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.
In addition, we disclose “Non-funding debt” and the “Non-funding debt to equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, lines of credit, borrowings against investment securities, and finance leases and the “Non-funding debt-to-equity ratio” as total non-funding debt divided by the Company’s total equity.
Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.
The following tables set forth the reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands, except per share amounts):

Adjusted net income	Q4 2024	Q3 2024	Q4 2023	FY 2024	FY 2023
Earnings before income taxes	$42,332	$32,289	$(468,408)	$335,957	$(76,293)
Adjusted income tax (provision) benefit	(9,292)	(8,955)	107,406	(78,654)	19,151
Adjusted net income (loss)	$33,040	$23,334	$(361,002)	$257,303	$(57,142)

Adjusted diluted EPS	Q3 2024	Q4 2023	FY 2024	FY 2023
Diluted weighted average Class A common stock outstanding	99,801,301	93,654,269	111,374,469	93,245,373
Assumed pro forma conversion of Class D common stock (1)	1,498,013,741	1,502,069,787	1,486,115,849	1,502,069,787
Adjusted diluted weighted average shares outstanding (1)	1,597,815,042	1,595,724,056	1,597,490,318	1,595,315,160

Adjusted net income (loss)	$23,334	$(361,002)	$257,303	$(57,142)
Adjusted diluted EPS	0.01	(0.23)	0.16	(0.04)
(1) Reflects the pro forma exchange and conversion of antidilutive Class D common stock to Class A common stock.

Adjusted EBITDA	Q4 2024	Q3 2024	Q4 2023	FY 2024	FY 2023
Net income (loss)	$40,613	$31,945	$(460,956)	$329,375	$(69,782)
Interest expense on non-funding debt	44,882	31,544	43,946	148,620	172,498
Provision (benefit) for income taxes	1,719	344	(7,452)	6,582	(6,511)
Depreciation and amortization	11,094	11,636	11,472	45,474	46,146
Stock-based compensation expense	8,999	5,768	3,961	24,580	13,832
Change in fair value of MSRs due to valuation inputs or assumptions	(456,253)	263,893	507,686	(295,197)	330,031
Loss (gain) on other interest rate derivatives	469,538	(226,936)	—	215,436	—
Deferred compensation, net	2,191	(11,434)	3,300	(9,349)	(7,938)
Change in fair value of Public and Private Warrants	(8,495)	5,829	4,808	(5,091)	6,060
Change in Tax Receivable Agreement liability	(110)	—	260	70	(1,575)
Change in fair value of investment securities	3,980	(5,409)	(7,459)	(526)	(4,491)
Adjusted EBITDA	$118,159	$107,180	$99,566	$459,975	$478,270

Non-funding debt and non-funding debt to equity	Q4 2024	Q3 2024	Q4 2023
Senior notes	$2,785,326	$1,991,216	$1,988,267
Secured lines of credit	500,000	300,000	750,000
Borrowings against investment securities	90,646	93,662	93,814
Finance lease liability	25,094	25,836	30,678
Total non-funding debt	$3,401,066	$2,410,714	$2,862,759
Total equity	$2,053,848	$2,180,527	$2,474,671
Non-funding debt to equity	1.66	1.11	1.16

Cautionary Note Regarding Forward-Looking Statements
This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release and our earnings call include statements regarding: (1) our position amongst our competitors and ability to capture market share; (2) our investment in our people, products and technology, and the benefits of our results; (3) our beliefs regarding opportunities in 2025 for our business and the broker channel; (4) our beliefs regarding operational profitability; (5) growth of the wholesale and broker channels, the impact of our strategies on such growth and the benefits to our business of such growth; (6) our growth and strategies to remain the leading mortgage lender, and the timing and drivers of that growth; (7) the benefits and liquidity of our MSR portfolio; (8) our beliefs related to the amount and timing of our dividend; (9) our expectations for future market environments, including interest rates, levels of refinance activity and the timing of such market changes; (10) our expectations related to production and margin in the first quarter of 2025; (11) the benefits of our business model, strategies and initiatives, and their impact on our results and the industry; (12) our performance in shifting market conditions and the comparison of such performance against our competitors; (13) our ability to produce results in future years at or above prior levels or expectations, and our strategies for producing such results; (14) our position and ability to capitalize on market opportunities and the impacts to our results; (15) our investments in technology and the impact to our operations, ability to scale and financial results and (16) our purchase production and product portfolio. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by changes in Presidential Administration that affect interest rates and inflation; (ii) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iii) UWM’s ability to sell loans in the secondary market; (iv) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (v) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vi) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (vii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (viii) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (ix) UWM’s ability to continue to attract and retain its broker relationships; (x) UWM’s ability to implement technological innovation, such as AI in our operations; (xi) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xii) the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xiii) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xiv) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About UWM Holdings Corporation and United Wholesale Mortgage
Headquartered in Pontiac, Michigan, UWM Holdings Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for nine consecutive years and is the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents (includes restricted cash of $16.0 million and $1.0 million, respectively)	$507,339	$497,468
Mortgage loans at fair value	9,516,537	5,449,884
Derivative assets	99,964	33,019
Investment securities at fair value, pledged	103,013	110,352
Accounts receivable, net	417,955	512,070
Mortgage servicing rights	3,969,881	4,026,136
Premises and equipment, net	146,199	146,417
Operating lease right-of-use asset (includes $92,553 and $97,596 with related parties)	93,730	99,125
Finance lease right-of-use asset, net (includes $22,737 and $24,802 with related parties)	23,193	29,111
Loans eligible for repurchase from Ginnie Mae	641,554	856,856
Other assets	151,751	111,416
Total assets	$15,671,116	$11,871,854
Liabilities and Equity
Warehouse lines of credit	$8,697,744	$4,902,090
Derivative liabilities	35,965	40,781
Secured line of credit	500,000	750,000
Borrowings against investment securities	90,646	93,814
Accounts payable, accrued expenses and other	580,736	469,101
Accrued distributions and dividends payable	159,827	159,572
Senior notes	2,785,326	1,988,267
Operating lease liability (includes $99,199 and $104,495 with related parties)	100,376	106,024
Finance lease liability (includes $24,608 and $26,260 with related parties)	25,094	30,678
Loans eligible for repurchase from Ginnie Mae	641,554	856,856
Total liabilities	13,617,268	9,397,183
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of December 31, 2024 or December 31, 2023	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 157,940,987 and 93,654,269 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	16	10
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of December 31, 2024 or December 31, 2023	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of December 31, 2024 or December 31, 2023	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,440,332,098 and 1,502,069,787 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	144	150
Additional paid-in capital	3,523	1,702
Retained earnings	157,837	110,690
Non-controlling interest	1,892,328	2,362,119
Total equity	2,053,848	2,474,671
Total liabilities and equity	$15,671,116	$11,871,854

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)

	For the three months ended			For the year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	(Unaudited)	(Unaudited)	(Unaudited)
Loan production income	$407,229	$465,548	$225,436	$1,528,840	$1,000,547
Loan servicing income	173,300	134,753	206,498	636,665	818,703
Change in fair value of mortgage servicing rights	309,149	(446,100)	(634,418)	(294,999)	(854,148)
Gain (loss) on other interest rate derivatives	(469,538)	226,936	—	(215,436)	—
Interest income	140,067	145,297	87,901	508,621	346,225
Total revenue, net	560,207	526,434	(114,583)	2,163,691	1,311,327
Expenses
Salaries, commissions and benefits	193,155	181,453	142,515	689,160	530,231
Direct loan production costs	54,958	58,398	27,977	190,277	104,262
Marketing, travel, and entertainment	30,771	22,462	25,600	96,782	84,515
Depreciation and amortization	11,094	11,636	11,472	45,474	46,146
General and administrative	60,314	53,664	38,209	209,838	170,423
Servicing costs	29,866	25,009	29,632	110,986	131,792
Interest expense	142,342	141,102	80,811	490,763	320,256
Other expense (income)	(4,625)	421	(2,391)	(5,546)	(5)
Total expenses	517,875	494,145	353,825	1,827,734	1,387,620
Earnings (loss) before income taxes	42,332	32,289	(468,408)	335,957	(76,293)
Provision (benefit) for income taxes	1,719	344	(7,452)	6,582	(6,511)
Net income (loss)	40,613	31,945	(460,956)	329,375	(69,782)
Net income (loss) attributable to non-controlling interest	31,694	38,240	(433,878)	314,971	(56,552)
Net income (loss) attributable to UWMC	$8,919	$(6,295)	$(27,078)	$14,404	$(13,230)

Earnings (loss) per share of Class A common stock:
Basic	$0.06	$(0.06)	$(0.29)	$0.13	$(0.14)
Diluted	$0.02	$(0.06)	$(0.29)	$0.13	$(0.14)
Weighted average shares outstanding:
Basic	155,584,329	99,801,301	93,654,269	111,374,469	93,245,373
Diluted	1,598,241,235	99,801,301	93,654,269	111,374,469	93,245,373

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of December 31, 2024, and the preceding four quarters and Statements of Operations for the quarter ended December 31, 2024, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Assets		(Unaudited)	(Unaudited)	(Unaudited)
Cash and cash equivalents, including restricted cash	$507,339	$636,327	$680,153	$605,639	$497,468
Mortgage loans at fair value	9,516,537	10,141,683	8,236,183	7,338,135	5,449,884
Derivative assets	99,964	66,977	54,962	34,050	33,019
Investment securities at fair value, pledged	103,013	108,964	105,593	108,323	110,352
Accounts receivable, net	417,955	561,901	516,838	554,443	512,070
Mortgage servicing rights	3,969,881	2,800,054	2,650,090	3,191,803	4,026,136
Premises and equipment, net	146,199	147,981	146,750	145,265	146,417
Operating lease right-of-use asset	93,730	95,123	96,474	97,801	99,125
Finance lease right-of-use asset, net	23,193	24,020	25,061	26,890	29,111
Loans eligible for repurchase from Ginnie Mae	641,554	391,696	279,290	577,487	856,856
Other assets	151,751	145,072	130,247	117,498	111,416
Total assets	$15,671,116	$15,119,798	$12,921,641	$12,797,334	$11,871,854
Liabilities and Equity
Warehouse lines of credit	$8,697,744	$9,207,746	$7,429,591	$6,681,917	$4,902,090
Derivative liabilities	35,965	93,599	26,171	26,918	40,781
Secured line of credit	500,000	300,000	—	200,000	750,000
Borrowings against investment securities	90,646	93,662	91,406	94,064	93,814
Accounts payable, accrued expenses and other	580,736	573,865	486,138	477,765	469,101
Accrued distributions and dividends payable	159,827	159,818	159,766	159,702	159,572
Senior notes	2,785,326	1,991,216	1,990,233	1,989,250	1,988,267
Operating lease liability	100,376	101,833	103,247	104,637	106,024
Finance lease liability	25,094	25,836	26,787	28,536	30,678
Loans eligible for repurchase from Ginnie Mae	641,554	391,696	279,290	577,487	856,856
Total liabilities	13,617,268	12,939,271	10,592,629	10,340,276	9,397,183
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized; shares issued and outstanding - 157,940,987 as of December 31, 2024, 113,150,968 as of September 30, 2024, 95,587,806 as of June 30, 2024, 94,945,635 as of March 31, 2024 and 93,654,269 as of December 31, 2023	16	11	10	9	10
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—				—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—				—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized; shares issued and outstanding - 1,440,332,098 as of December 31, 2024, 1,485,027,775 as of September 30, 2024 and 1,502,069,787 as each of the rest of periods presented	144	149	150	150	150
Additional paid-in capital	3,523	2,644	2,305	2,085	1,702
Retained earnings	157,837	116,561	111,021	111,980	110,690
Non-controlling interest	1,892,328	2,061,162	2,215,526	2,342,834	2,362,119
Total equity	2,053,848	2,180,527	2,329,012	2,457,058	2,474,671
Total liabilities and equity	$15,671,116	$15,119,798	$12,921,641	$12,797,334	$11,871,854

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Revenue
Loan production income	$407,229	$465,548	$357,109	$298,954	$225,436
Loan servicing income	173,300	134,753	143,910	184,702	206,498
Change in fair value of mortgage servicing rights	309,149	(446,100)	(142,485)	(15,563)	(634,418)
Gain (loss) on other interest rate derivatives	(469,538)	226,936	27,166	—	—
Interest income	140,067	145,297	121,394	101,863	87,901
Total revenue, net	560,207	526,434	507,094	569,956	(114,583)
Expenses
Salaries, commissions and benefits	193,155	181,453	160,311	154,241	142,515
Direct loan production costs	54,958	58,398	45,485	31,436	27,977
Marketing, travel, and entertainment	30,771	22,462	24,438	19,111	25,600
Depreciation and amortization	11,094	11,636	11,404	11,340	11,472
General and administrative	60,314	53,664	55,051	40,809	38,209
Servicing costs	29,866	25,009	25,787	30,324	29,632
Interest expense	142,342	141,102	108,651	98,668	80,811
Other expense (income)	(4,625)	421	(1,105)	(237)	(2,391)
Total expenses	517,875	494,145	430,022	385,692	353,825
Earnings (loss) before income taxes	42,332	32,289	77,072	184,264	(468,408)
Provision (benefit) for income taxes	1,719	344	786	3,733	(7,452)
Net income (loss)	40,613	31,945	76,286	180,531	(460,956)
Net income (loss) attributable to non-controlling interest	31,694	38,240	73,236	171,801	(433,878)
Net income (loss) attributable to UWMC	$8,919	$(6,295)	$3,050	$8,730	$(27,078)

Earnings (loss) per share of Class A common stock:
Basic	$0.06	$(0.06)	$0.03	$0.09	$(0.29)
Diluted	$0.02	$(0.06)	$0.03	$0.09	$(0.29)
Weighted average shares outstanding:
Basic	155,584,329	99,801,301	95,387,609	94,365,991	93,654,269
Diluted	1,598,241,235	99,801,301	95,387,609	1,598,647,205	93,654,269